Exhibit 99.1

October 25, 2023

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

EARNINGS FOR THIRD QUARTER OF 2023

•	Earnings per diluted share of $0.36 ($0.40 excluding certain items, non-GAAP) for the third quarter of 2023

•	163 consecutive quarters of profitability

•	Purchased hedges to improve asset sensitivity

•	Additional FHLB borrowing capacity of $892.6 million as of September 30, 2023

•	Available for sale securities not pledged totaled $353.8 million at September 30, 2023

•	Strong asset quality with non-performing asset to total assets of 0.58% as of September 30, 2023

•	Return on average assets of 1.06% for the third quarter of 2023

•	ROAE and ROATE (non-GAAP) of 14.5% and 30.3%, respectively, for the third quarter of 2023

CANFIELD, Ohio (October 25, 2023) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced net income of $13.3 million, or $0.36 per diluted share, for the three months ended September 30, 2023, compared to $15.4 million, or $0.46 per diluted share, for the three months ended September 30, 2022. Net income for the third quarter of 2023 included pretax items of $268,000 for acquisition related costs, $785,000 for the settlement of a lawsuit and combined net losses of $764,000 on the sale of securities and the sale of other assets. Excluding these items (non-GAAP), net income for the third quarter of 2023 would have been $14.8 million, or $0.40 per diluted share.

Kevin J. Helmick, President and CEO, stated “Despite the rapid increase in interest rates over the past year and a half, Farmers produced solid third quarter financial results reflecting the benefits of our diverse business model as well as our focus on maintaining strong asset quality and controlling operating expenses. These core banking principals create a solid foundation for Farmers to navigate an increasingly uncertain near-term economic environment, while supporting our long-term growth strategies.”

Balance Sheet

Total assets at September 30, 2023, were $4.97 billion compared to $5.07 billion at June 30, 2023 and $4.08 billion at December 31, 2022. The increase from December was primarily due to the acquisition of Emclaire Financial Corp. (“Emclaire”) which added $1.05 billion in assets in the first quarter of 2023. Loans (excluding loans held for sale) have increased by $763.8 million since December 31, 2022 and $13.4 million, or 1.7% annualized, since June 30, 2023. Emclaire was responsible for $740.7 million of the increase in loans since December 31, 2022.

Securities available for sale have declined to $1.21 billion at September 30, 2023 from $1.32 billion at June 30, 2023 and $1.27 billion at December 31, 2022. The decrease since December is due to the gross amount of unrealized losses which totaled $266.5 million at December 31, 2022, compared to a gross unrealized loss of $320.0 million at September 30, 2023. The Company also had sales and runoff from the portfolio during the nine months ended September 30, 2023. These decreases were offset by the addition of $127.0 million in available for sale securities from Emclaire. Bond market volatility is expected to continue through 2023, and the Company expects that it will continue to allow the size of the securities portfolio to shrink to optimize profitability.

Total customer deposits (excluding brokered time deposits) were $4.26 billion at September 30, 2023, compared to $4.25 billion at June 30, 2023, and $3.42 billion at December 31, 2022. The increase from December was driven by $875.8 million in deposits assumed in the acquisition of Emclaire. Competition for deposits remains high and the Company expects this will continue to place pressure on funding costs and deposit volumes.

Total stockholders’ equity equaled $316.0 million at September 30, 2023 compared to $367.0 million at June 30, 2023, and $292.3 million at December 31, 2022. The increase since December is primarily due to the acquisition of Emclaire and an increase in retained earnings offset by an increase in the unrealized loss from accumulated other comprehensive income. The accumulated other comprehensive loss has increased $41.7 million between December 31, 2022 and September 30, 2023 as market rates spiked sharply during the third quarter of 2023.

Liquidity

At September 30, 2023, the Company’s loan to deposit ratio was 70.2% and the Company’s average deposit balance per account (excluding collateralized deposits) was $27,646. The Company has access to an additional $892.6 million of FHLB borrowing capacity at September 30, 2023 along with $353.8 million of available for sale securities that are not pledged. With a deep and diverse deposit base and access to a large amount of additional funding capacity, the Company is well positioned to navigate the current banking landscape.

Credit Quality

The Company’s non-performing loans totaled $18.4 million at September 30, 2023, compared to $18.0 million at June 30, 2023, and $14.8 million at December 31, 2022. The increase since December was primarily due to the addition of Emclaire. Non-performing loans to total loans ratio was 0.58% at September 30, 2023, 0.57% at June 30, 2023, and 0.62% at December 31, 2022. Non-performing assets to total assets was 0.37% at September 30, 2023, and 0.36% at both June 30, 2023, and December 31, 2022. The Company also continues to experience low levels of early stage delinquencies, defined as 30-89 days delinquent. At September 30, 2023, these delinquencies totaled $13.3 million, or 0.42% of total loans. They were $12.3 million, or 0.39% of total loans at June 30, 2023, compared to $9.6 million, or 0.40% of total loans, at December 31, 2022.

The provision for credit losses and unfunded commitments was $243,000 for the third quarter of 2023 compared to $25,000 for the second quarter of 2023 and $448,000 for the third quarter of 2022. Annualized net charge-offs as a percentage of average loans were 0.05% for the three months ended September 30, 2023, compared to 0.10% for the same period in 2022. The allowance for credit losses to total loans was 1.10% at September 30, 2023, compared to 1.11% at June 30, 2023, and 1.12% at December 31, 2022.

Net Interest Income

The Company reported net interest income of $33.8 million in the third quarter of 2023 compared to $34.6 million in the second quarter of 2023 and $31.8 million for the third quarter of 2022. Earning assets were greater in 2023 due to the acquisition of Emclaire but this was partially offset by a decline of 35 basis point in the net interest margin. The net interest margin was 2.86% in the third quarter of 2023 compared to 2.92% for the second quarter of 2023 and 3.21% for the third quarter of 2022. Excluding the impact of acquisition marks and related accretion and PPP interest and fees, the net interest margin (non-GAAP) for the third quarter of 2023 was 2.61% compared to 2.68% for the second quarter of 2023 and 3.19% for the third quarter of 2022. The decline in net interest margin between the third quarter of 2023 and the third quarter of 2022 was due to increases in funding costs outstripping the increase in yields on earning assets. This increase in funding costs has been due to the rapid increase in deposit rates due to intense competition for deposits, the continued Federal Reserve rate hiking cycle, and runoff of deposit balances which are being replaced by more costly wholesale funding. To help offset the continued compression in the Company’s net interest margin, the Company purchased $100.0 million of pay-fixed/receive variable interest rate swaps during the quarter to improve asset sensitivity and net interest income. The hedges have a final maturity of three years and at inception had a pay rate of 4.35%. Based on rates at September 30, 2023, the swaps are expected to generate approximately $960,000 of annualized net interest income.

Noninterest Income

Noninterest income totaled $9.8 million for the three months ended September 30, 2023, compared to $8.8 million for the three months ended September 30, 2022. Service charges on deposit accounts increased to $1.7 million in the third quarter of 2023 compared to the same period in 2022 primarily due to the acquisition of Emclaire. Bank owned life insurance income, other mortgage banking fee income and debit card income have also increased in the third quarter of 2023 compared to the third quarter of 2022 due to the Emclaire acquisition. Insurance agency commissions are flat in the third quarter of 2023 compared to the second quarter of 2022 but growth for the year has been solid as growth in the insurance business and increased annuity sales have bolstered income. Security losses in the third quarter of 2023 totaled $624,000 compared to losses of $17,000 in the third quarter of 2022. The Company sold securities during the quarter to improve net interest margin in future periods. Investment commissions are up slightly for the quarter ended September 30, 2023 compared to the quarter ended September 30, 2022, as customers have been more interested in the annuities mentioned above as opposed to traditional investment products. Net gains on the sale of loans have increased but are still sluggish due to the high level of interest rates and lack of loan volume.

Noninterest Expense

Noninterest expense was $27.7 million for the quarter ended September 30, 2023, compared to $21.4 million for the quarter ended September 30, 2022. The increase in expense is primarily due to the acquisition of Emclaire. Salaries and employee benefits increased $3.5 million to $14.2 million in the third quarter of 2023 compared to the same period in 2022. The acquisition of Emclaire along with normal raise activity were the primary reasons for the increase. Occupancy and equipment expense increased $782,000 primarily due to the acquisition. FDIC and state and local taxes increased due to the acquisition and the increase in the rate paid for FDIC insurance in 2023. Intangible amortization expense and core processing charges increased due to the acquisition. Merger related costs were $268,000 for the third quarter of 2023 compared to $872,000 in the third quarter of 2022. Other noninterest expense increased due the acquisition and due to the recognition of $785,000 in expense related to the settlement of a lawsuit.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.0 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 64 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at September 30, 2023 are $3.2 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; Farmers’ failure to integrate Emclaire with Farmers in accordance with expectations; deviations from performance expectations related to Emclaire; continuing impacts from the length and extent of the economic impacts of the COVID-19 pandemic; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,	Percent
	2023	2023	2023	2022	2022	2023	2022	Change
Total interest income	$54,229	$52,804	$51,233	$38,111	$36,410	$158,266	$103,975	52.2%
Total interest expense	20,461	18,226	14,623	8,679	4,629	53,310	9,241	476.9%

Net interest income	33,768	34,578	36,610	29,432	31,781	104,956	94,734	10.8%
Provision (credit) for credit losses	243	25	8,599	416	448	8,867	706	1155.9%
Noninterest income	9,831	9,449	10,425	8,200	8,827	29,705	36,002	-17.5%
Acquisition related costs	268	442	4,313	584	872	5,022	3,486	44.1%
Other expense	27,448	25,944	26,409	20,511	20,527	79,802	69,830	14.3%

Income before income taxes	15,640	17,616	7,714	16,121	18,761	40,970	56,714	-27.8%
Income taxes	2,326	2,650	639	2,765	3,315	5,614	9,473	-40.7%

Net income	$13,314	$14,966	$7,075	$13,356	$15,446	$35,356	$47,241	-25.2%

Average diluted shares outstanding	37,379	37,320	37,933	33,962	33,932	37,533	33,925
Basic earnings per share	0.36	0.40	0.19	0.39	0.46	0.94	1.40
Diluted earnings per share	0.36	0.40	0.19	0.39	0.46	0.94	1.39
Cash dividends per share	0.17	0.17	0.17	0.17	0.16	0.51	0.48
Performance Ratios
Net Interest Margin (Annualized)	2.86%	2.92%	3.07%	2.99%	3.21%	2.95%	3.24%
Efficiency Ratio (Tax equivalent basis)	60.11%	56.28%	62.53%	52.59%	50.55%	59.70%	54.00%
Return on Average Assets (Annualized)	1.06%	1.18%	0.56%	1.31%	1.48%	0.93%	1.51%
Return on Average Equity (Annualized)	14.49%	16.12%	7.71%	20.16%	18.71%	12.79%	16.55%
Dividends to Net Income	47.82%	42.54%	90.50%	43.10%	35.06%	36.21%	34.39%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.09%	1.23%	0.58%	1.34%	1.52%	0.97%	1.55%
Return on Average Tangible Equity	30.29%	33.55%	16.31%	32.81%	27.06%	26.80%	22.62%

Consolidated Statements of Financial Condition

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2023	2023	2023	2022	2022
Assets
Cash and cash equivalents	$93,923	$116,063	$128,001	$75,551	$79,981
Securities available for sale	1,210,736	1,316,878	1,355,449	1,268,025	1,295,133
Other investments	35,342	44,975	39,670	33,444	34,399

Loans held for sale	1,910	2,197	1,703	858	2,142
Loans	3,168,554	3,155,200	3,152,339	2,404,750	2,399,981
Less allowance for credit losses	34,753	34,957	36,011	26,978	27,282

Net Loans	3,133,801	3,120,243	3,116,328	2,377,772	2,372,699

Other assets	495,451	473,098	468,735	326,550	335,668

Total Assets	$4,971,163	$5,073,454	$5,109,886	$4,082,200	$4,120,022

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$1,039,524	$1,084,232	$1,106,870	$896,957	$934,638
Interest-bearing	3,217,869	3,165,381	3,207,121	2,526,760	2,590,054
Brokered time deposits	254,257	21,135	82,169	138,051	42,459

Total deposits	4,511,650	4,270,748	4,396,160	3,561,768	3,567,151
Other interest-bearing liabilities	88,550	388,437	292,324	183,211	243,098
Other liabilities	54,981	47,278	46,760	44,926	44,154

Total liabilities	4,655,181	4,706,463	4,735,244	3,789,905	3,854,403
Stockholders’ Equity	315,982	366,991	374,642	292,295	265,619

Total Liabilities and Stockholders’ Equity	$4,971,163	$5,073,454	$5,109,886	$4,082,200	$4,120,022

Period-end shares outstanding	37,489	37,457	37,439	34,055	34,060
Book value per share	$8.43	$9.80	$10.01	$8.58	$7.80
Tangible book value per share (Non-GAAP)*	3.33	4.67	4.84	5.60	4.79

* Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	10.54%	10.25%	10.04%	13.71%	13.36%
Total Risk Based Capital Ratio (a)	14.06%	13.76%	13.60%	17.79%	17.44%
Tier 1 Risk Based Capital Ratio (a)	11.04%	10.74%	10.54%	14.32%	13.97%
Tier 1 Leverage Ratio (a)	7.85%	7.68%	7.43%	9.84%	10.24%
Equity to Asset Ratio	6.36%	7.23%	7.33%	7.16%	6.45%
Tangible Common Equity Ratio (b)	2.61%	3.58%	3.69%	4.79%	4.06%
Net Loans to Assets	63.04%	61.50%	60.99%	58.25%	57.59%
Loans to Deposits	70.23%	73.88%	71.71%	67.52%	67.28%
Asset Quality
Non-performing loans	$18,368	$17,956	$17,959	$14,803	$12,976
Non-performing assets	18,522	18,167	18,053	14,876	13,042
Loans 30 - 89 days delinquent	13,314	12,321	10,219	9,605	6,659
Charged-off loans	525	971	469	754	783
Recoveries	139	172	198	184	178
Net Charge-offs	386	799	271	570	605
Annualized Net Charge-offs to Average Net Loans	0.05%	0.10%	0.03%	0.10%	0.10%
Allowance for Credit Losses to Total Loans	1.10%	1.11%	1.14%	1.12%	1.14%
Non-performing Loans to Total Loans	0.58%	0.57%	0.57%	0.62%	0.54%
Allowance to Non-performing Loans	189.20%	194.68%	200.52%	182.25%	210.25%
Non-performing Assets to Total Assets	0.37%	0.36%	0.35%	0.36%	0.32%

(a)	September 30, 2023 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
End of Period Loan Balances	Sept. 30, 2023	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022
Commercial real estate	$1,295,847	$1,284,974	$1,286,830	$1,028,050	$1,028,484
Commercial	357,691	362,664	361,845	293,643	296,932
Residential real estate	842,729	849,533	853,074	475,791	474,014
HELOC	140,772	138,535	137,319	132,179	132,267
Consumer	261,136	260,326	260,596	221,260	222,706
Agricultural loans	261,738	250,807	244,938	246,937	239,081

Total, excluding net deferred loan costs	$3,159,913	$3,146,839	$3,144,602	$2,397,860	$2,393,484

	For the Three Months Ended
End of Period Customer Deposit Balances	Sept. 30, 2023	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022
Noninterest-bearing demand	$1,039,524	$1,084,232	$1,106,870	$896,957	$934,638
Interest-bearing demand	1,426,349	1,383,326	1,473,001	1,224,884	1,399,227
Money market	588,043	610,051	599,037	435,369	393,005
Savings	488,991	511,642	535,321	441,978	460,709
Certificate of deposit	714,486	660,362	599,762	424,529	337,113

Total customer deposits	$4,257,393	$4,249,613	$4,313,991	$3,423,717	$3,524,692

	For the Three Months Ended					For the Nine Months Ended
Noninterest Income	Sept. 30, 2023	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022
Service charges on deposit accounts	$1,712	$1,501	$1,432	$1,203	$1,229	$4,646	$3,513
Bank owned life insurance income, including death benefits	694	584	547	590	406	1,825	1,220
Trust fees	2,617	2,248	2,587	2,373	2,370	7,453	7,265
Insurance agency commissions	1,116	1,332	1,456	1,133	1,136	3,904	3,269
Security gains (losses), including fair value changes for equity securities	(624)	13	121	(366)	(17)	(490)	(88)
Retirement plan consulting fees	360	382	307	337	332	1,049	1,052
Investment commissions	520	476	393	508	424	1,389	1,675
Net gains on sale of loans	395	406	310	242	326	1,111	1,820
Other mortgage banking fee income (loss), net	185	234	153	98	94	571	193
Debit card and EFT fees	1,763	1,810	1,789	1,407	1,463	5,362	4,407
Other noninterest income	1,093	463	1,330	675	1,064	2,885	11,676

Total Noninterest Income	$9,831	$9,449	$10,425	$8,200	$8,827	$29,705	$36,002

	For the Three Months Ended					For the Nine Months Ended
Noninterest Expense	Sept. 30, 2023	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022
Salaries and employee benefits	$14,233	$13,625	$14,645	$11,385	$10,724	$42,503	$33,628
Occupancy and equipment	3,810	3,859	3,869	2,753	3,028	11,538	8,626
FDIC insurance and state and local taxes	1,648	1,494	1,222	1,010	1,017	4,365	2,941
Professional fees	1,043	1,190	1,114	938	985	3,347	5,176
Merger related costs	268	442	4,313	584	872	5,022	3,486
Advertising	492	478	409	472	596	1,379	1,475
Intangible amortization	725	1,222	909	702	432	2,856	1,271
Core processing charges	1,274	1,144	1,164	742	738	3,582	2,606
Other noninterest expenses	4,223	2,932	3,077	2,509	3,007	10,232	14,107

Total Noninterest Expense	$27,716	$26,386	$30,722	$21,095	$21,399	$84,824	$73,316

Business Combination

Consideration
Cash	$33,440
Stock	59,202

Fair value of total consideration transferred	$92,642

Fair value of assets acquired
Cash and cash equivalents	$20,265
Securities available for sale	126,970
Other investments	7,795
Loans, net	740,659
Premises and equipment	16,103
Bank owned life insurance	22,485
Core deposit intangible	19,249
Current and deferred taxes	17,246
Other assets	6,387

Total assets acquired	977,159
Fair value of liabilities assumed
Deposits	875,813
Short-term borrowings	75,000
Accrued interest payable and other liabilities	7,104

Total liabilities	957,917

Net assets acquired	$19,242
Goodwill created	73,400

Total net assets acquired	$92,642

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	September 30, 2023			September 30, 2022
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,153,309	$43,928	5.57%	$2,386,184	$27,570	4.62%
Taxable securities	1,132,959	6,492	2.29	1,112,411	5,477	1.97
Tax-exempt securities (2)	413,117	3,251	3.15	473,677	3,814	3.22
Other investments	42,581	487	4.57	33,524	199	2.37
Federal funds sold and other	78,922	751	3.81	59,289	205	1.38

Total earning assets	4,820,888	54,909	4.56	4,065,085	37,265	3.67
Nonearning assets	215,445			99,770

Total assets	$5,036,333			$4,164,855

INTEREST-BEARING LIABILITIES
Time deposits	$677,291	$5,308	3.13%	$338,794	$586	0.69%
Brokered time deposits	145,839	1,882	5.16	50,494	142	1.12
Savings deposits	1,099,682	2,625	0.95	832,828	165	0.08
Demand deposits - interest bearing	1,412,922	7,647	2.16	1,426,801	2,317	0.65
Short term borrowings	141,717	1,961	5.53	90,978	533	2.34
Long term borrowings	88,494	1,038	4.69	88,031	886	4.03

Total interest-bearing liabilities	$3,565,945	20,461	2.30	$2,827,926	4,629	0.65

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	1,052,062			969,700
Other liabilities	50,726			36,929
Stockholders’ equity	367,600			330,300

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,036,333			$4,164,855

Net interest income and interest rate spread		$34,448	2.26%		$32,636	3.02%

Net interest margin			2.86%			3.21%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2023, adjustments of $90 thousand and $590 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2022, adjustments of $76 thousand and $779 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Nine Months Ended			Nine Months Ended
	September 30, 2023			September 30, 2022
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,144,817	$127,293	5.40%	$2,346,542	$79,008	4.49%
Taxable securities	1,153,804	19,697	2.28	1,074,020	15,287	1.90
Tax-exempt securities (2)	422,151	10,048	3.17	469,878	11,372	3.23
Other investments	40,211	1,457	4.83	32,901	545	2.21
Federal funds sold and other	78,224	1,911	3.26	82,031	348	0.57

Total earning assets	4,839,207	160,406	4.42	4,005,372	106,560	3.55
Nonearning assets	219,762			160,975

Total assets	$5,058,969			$4,166,347

INTEREST-BEARING LIABILITIES
Time deposits	$636,939	$13,171	2.76%	$357,241	$1,782	0.67%
Brokered time deposits	145,115	4,889	4.49	37,400	206	0.73
Savings deposits	1,128,760	6,981	0.82	837,937	473	0.07
Demand deposits - interest bearing	1,421,208	19,619	1.84	1,422,583	3,644	0.34
Short term borrowings	145,509	5,608	5.14	45,568	631	1.85
Long term borrowings	88,382	3,043	4.59	87,915	2,505	3.80

Total interest-bearing liabilities	$3,565,913	53,311	1.99	$2,788,644	9,241	0.44
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$1,075,493			$966,173
Other liabilities	48,936			30,904
Stockholders’ equity	368,627			380,626

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,058,969			$4,166,347

Net interest income and interest rate spread		$107,095	2.43%		$97,319	3.11%

Net interest margin			2.95%			3.24%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2023, adjustments of $268 thousand and $1.9 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2022, adjustments of $238 thousand and $2.3 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2023	2023	2023	2022	2022	2023	2022
Total Assets	$4,971,163	$5,073,454	$5,109,886	$4,082,200	$4,120,022	$4,971,163	$4,120,022
Less Goodwill and other intangibles	191,326	192,052	193,273	101,666	102,368	191,326	102,368

Tangible Assets	$4,779,837	$4,881,402	$4,916,613	$3,980,534	$4,017,654	$4,779,837	$4,017,654

Average Assets	5,058,969	5,070,444	5,085,009	4,080,497	4,164,855	5,058,969	4,166,347
Less average Goodwill and other intangibles	191,804	192,972	193,368	102,126	101,981	192,709	102,160

Average Tangible Assets	$4,867,165	$4,877,472	$4,891,641	$3,978,371	$4,062,874	$4,866,260	$4,064,187

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity
	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2023	2023	2023	2022	2022	2023	2022
Stockholders’ Equity	$315,982	$366,991	$374,642	$292,295	$265,619	$315,982	$265,619
Less Goodwill and other intangibles	191,326	192,052	193,273	101,666	102,368	191,326	102,368

Tangible Common Equity	$124,656	$174,939	$181,369	$190,629	$163,251	$124,656	$163,251

Average Stockholders’ Equity	367,600	371,421	366,851	264,939	330,300	368,627	380,626
Less average Goodwill and other intangibles	191,804	192,972	193,368	102,126	101,981	192,709	102,160

Average Tangible Common Equity	$175,796	$178,449	$173,483	$162,813	$228,319	$175,918	$278,466

Reconciliation of Net Income, Less Merger and Certain Items
	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2023	2023	2023	2022	2022	2023	2022
Net income	$13,314	$14,966	$7,075	$13,356	$15,446	$35,356	$47,241
Acquisition related costs - after tax	234	354	3,449	475	711	4,037	2,815
Acquisition related provision - after tax	0	0	6,077	0	0	6,077	0
Lawsuit settlement income - after tax	0	0	0	0	0	0	(6,616)
Lawsuit settlement contingent legal expense - after tax	0	0	0	0	0	0	1,639
Lawsuit settlement expense - after tax	620	0	0	0	0	620	0
Charitable donation - after tax	0	0	0	0	0	0	4,740
Net loss (gain) on asset/security sales - after tax	604	(5)	(72)	268	4	527	76

Net income - Adjusted	$14,772	$15,315	$16,529	$14,099	$16,161	$46,617	$49,895

Diluted EPS excluding merger and certain items	$0.40	$0.41	$0.44	$0.42	$0.48	$1.24	$1.47

Return on Average Assets excluding merger and certain items (Annualized)	1.17%	1.21%	1.30%	1.36%	1.55%	1.23%	1.60%
Return on Average Equity excluding merger and certain items (Annualized)	16.07%	16.49%	18.02%	21.29%	19.57%	16.86%	17.48%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	33.61%	34.33%	38.11%	34.64%	28.31%	35.33%	23.89%

Efficiency ratio excluding certain items
	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2023	2023	2023	2022	2022	2023	2022
Net interest income, tax equated	$34,448	$35,273	$37,374	$30,212	$32,636	$107,095	$97,319
Noninterest income	9,831	9,449	10,425	8,200	8,827	29,705	36,002
Legal settlement income	0	0	0	0	0	0	(8,375)
Net loss (gain) on asset/security sales	764	(6)	(91)	338	6	667	97

Net interest income and noninterest income adjusted	45,043	44,716	47,708	38,750	41,469	137,467	125,043
Noninterest expense less intangible amortization	26,991	25,163	29,813	20,393	20,967	81,968	72,045
Charitable donation	0	0	0	0	0	0	6,000
Legal settlement expense	785	0	0	0	0	785	0
Contingent legal settlement expense	0	0	0	0	0	0	2,075
Acquisition related costs	268	442	4,313	584	872	5,022	3,486

Noninterest expense adjusted	25,938	24,721	25,500	19,809	20,095	76,161	60,484

Efficiency ratio excluding certain items	57.58%	55.28%	53.45%	51.12%	48.46%	55.40%	48.37%

Net interest margin excluding acquisition marks and PPP interest and fees
	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2023	2023	2023	2022	2022	2023	2022
Net interest income, tax equated	$34,448	$35,273	$37,374	$30,212	$32,636	$107,095	$97,319
Acquisition marks	2,959	2,884	2,628	174	215	8,471	1,584
PPP interest and fees	1	3	0	10	62	4	1,382

Adjusted and annualized net interest income	125,952	129,544	138,984	120,112	129,436	131,493	125,804

Average earning assets	4,820,888	4,830,910	4,866,263	4,047,343	4,065,085	4,839,207	4,005,372

Less PPP average balances	247	277	310	485	1,586	262	15,766

Adjusted average earning assets	4,820,641	4,830,633	4,865,953	4,046,858	4,063,499	4,838,945	3,989,606

Net interest margin excluding marks and PPP interest and fees	2.61%	2.68%	2.86%	2.97%	3.19%	2.72%	3.15%